AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT

      THIS AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of March 28, 2002, made by and among

      GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (the "Lender"),

      ADAMS GOLF, LTD., a Texas limited partnership (the "Borrower"), and

      ADAMS GOLF, INC., ADAMS GOLF HOLDING CORP., ADAMS GOLF GP CORP., ADAMS GOLF R A C CORP., ADAMS GOLF MANAGEMENT CORP., ADAMS GOLF DIRECT RESPONSE, LTD. and ADAMS GOLF IP, L.P. (the "Guarantors") and, together with the Borrower, the "Credit Parties" and each a "Credit Party"), to the Loan and Security Agreement, dated as of March 27, 2001 (as amended, modified, restated or supplemented from time to time, the "Loan Agreement"), among Credit Parties and the Lender.  All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Loan Agreement.

RECITALS

      A.      Pursuant to the Loan Agreement, the Lender has agreed to make Revolving Credit Advances to the Borrower secured by the Collateral.

      B.      To induce the Lender to enter into the Loan Agreement and make Revolving Credit Advances to the Borrower thereunder, each of the Guarantors jointly and severally guaranteed the payment and performance of all of the Obligations owing by the Borrower to the Lender pursuant to the Guaranty executed by each Guarantor.

      C.      The Borrower cannot satisfy all of the conditions precedent for the Lender's making of Revolving Credit Advances during the Fiscal Year ending December 31, 2002.  Among other things, the Borrower does not have $15.0 million of cash and cash equivalents on hand as required by Section 1.2(e) of the Loan Agreement before the Lender's making of the initial Revolving Credit Advance during such Fiscal Year.

      D.      Nevertheless, the Credit Parties have requested that the Lender make Revolving Credit Advances to the Borrower during the Fiscal Year ending December 31, 2002 and the Lender has agreed to such request, upon the terms and subject to the conditions set forth herein.

      E.      To accomplish the foregoing, the Credit Parties and the Lender have agreed to enter into this Amendment.

STATEMENT OF AGREEMENT

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the Credit Parties and the Lender hereby agree as follows:

ARTICLE I

AMENDMENTS TO LOAN AGREEMENT

      The Loan Agreement is hereby amended as follows:
1.1		Defined Terms. Schedule A, Definitions, is amended as follows:

(a)		The following new definitions are added in appropriate alphabetical sequence:

"Dilution" shall mean, for any period of determination, the difference between
Accounts arising during such period and the actual cash collected on such Accounts during such period, expressed as a percentage of the total face amount of all Accounts arising during such period.

"Net Special Revolving Credit Advance Availability" shall mean, at any time, the
Special Revolving Credit Advance Availability less the amount of the Special Revolving Credit Advances then outstanding.

"Special Revolving Credit Advance Closing Date" shall mean the date on which
Each of the conditions precedent to Lender's making of any Special Revolving Credit Advance has been satisfied and Lender makes the initial Special Revolving Credit Advance to Borrower.

"Special Revolving Credit Advance Availability" shall mean at any time, the
Lesser of (i) the Special Revolving Credit Advance Maximum Amount or (ii) the Special Revolving Credit Advance Borrowing Base, in each case less reserves established by Lender from time to time.

"Special Revolving Credit Advance Borrowing Base" shall mean at any time an
Amount equal to the sum at such time of:
(a) the lesser of: (i) 50% percent of the value (as

Determined by Lender in the exercise of its good faith credit judgement) of Borrower's Eligible Accounts; provided that Lender shall reduce the foregoing percentage by two percentage points for each percentage point that the dilution of Borrower's Accounts (calculated by Lender as the average dilution over the most recent twelve months) exceeds 35% percent, or (ii) 85% of the Net Forced Liquidation Value of Borrower's Eligible Inventory, as determined by Lender in the exercise of its good faith credit judgment, the sale of which has given rise to an Eligible Account (also determined by Lender in the exercise of its good faith credit judgement) that remains outstanding at such time, plus

(b) 85% of the Net Forced Liquidation Value of Borrower's
Eligible Inventory at such time consisting of finished goods, as determined by Lender in the exercise of its good faith credit judgement.

"Special Revolving Credit Advance Inventory Appraisal" shall mean the
Inventory Appraisal to be obtained by Lender before its making of any Special Revolving Credit Advance requested by Borrower as set forth in Section 1A.2(e) of this Agreement.

"Special Revolving Credit Advances" shall mean those Revolving Credit
Advances made by Lender pursuant to this Agreement from the Special Revolving Credit Advance Closing Date through the Special Revolving Credit Advance Termination Date.

"Special Revolving Credit Advance Maximum Amount" shall mean $3.0 million dollars.

"Special Revolving Credit Advance Termination Date" shall mean the earliest of

(i) August 31, 2002, (ii) the date Lender's obligation to advance funds is terminated pursuant to Section 7.2, and (iii) the date of indefeasible prepayment in full by borrower of the Obligations in accordance with the provisions of Section 1.2(c).

(b)		The definition of "Borrowing Base" is amended by deleting clause (a) of the definition thereof in its entirety and by substituting in lieu thereof the following:

	"(a)	50% of the value (as determined by Lender in the exercise of its good faith credit judgement) of Borrower's Eligible Accounts; provided that Lender shall reduce the foregoing percentage by two percentage points for each percentage point that the Dilution of Borrower's Accounts (calculated by Lender as the average Dilution over the most recent twelve months) exceeds 35%, plus"

(c)		The definition of "Stated Expiry Date" is amended to read "March 26, 2004."

(d)		During the period from the Special Revolving Credit Advance Closing Date through the Special Revolving Credit Advance Termination Date, the definitions of the following terms set forth in Schedule A to the Loan Agreement, whenever used in the Loan Agreement, shall have the following meanings:

	(i)	"Borrowing Availability" shall mean and refer to "Special Revolving
Revolving Credit Advance Availability";

	(ii)	"Borrowing Base" shall mean and refer to "Special Revolving Credit
Advance Borrowing Base";

	(iii)	"Net Borrowing Availability" shall mean and refer to "Net
Special Revolving Credit Advance Availability"; and

	(iii)	"Revolving Credit Advances" shall mean and refer to
"Special Revolving Credit Advances."

1.2		Special Revolving Credit Advances. A new Section 1A, Special Revolving
Credit Advances, is added as follows:

1A		SPECIAL REVOLVING CREDIT ADVANCES.

	1A.1	Special Revolving Credit Advances.

	(a)	Subject to the terms and conditions of this Agreement, from the

Special Revolving Credit Advance Closing Date through the Special Revolving Credit Advance Termination Date, (i) Lender agrees to make available advances (each, a "Special Revolving Credit Advance") in an aggregate outstanding amount not to exceed the Special Revolving Credit Advance Availability, and (ii) Borrower may at its request from time to time borrow, repay and reborrow, under this Section 1A.1.

	(b)	Borrower may request a Special Revolving Credit Advance in
Accordance with Section 1.1(b) of this Agreement.

	1A.2	Provisions Applicable to Special Revolving Credit Advances.

Except as otherwise specifically set forth in this Section 1A.2, all of the provisions of this Agreement pertaining to the Revolving Credit Advances shall apply to the Special Revolving Credit Advances:

	(a)	Upon the Special Revolving Credit Advance Termination Date

the obligation of Lender to make Special Revolving Credit Advances hereunder shall immediately terminate and Borrower shall pay to Lender in full, in cash, all outstanding Special Revolving Credit Advances.

	(b)	If the outstanding amount of the Special Revolving Credit
Advances shall at any time exceed the Special Revolving Credit Advances Availability, then Borrower shall immediately repay the Special Revolving Credit Advances in the amount of such excess.

	(c)	Borrower shall pay interest to Lender on the aggregate

Outstanding Special Revolving Credit Advances at a floating rate equal to the Index Rate plus five and three-quarter percent (5.75%) per annum (the "Special Revolving Credit Advance Rate").  During the occurrence of any Event of Default, the Special Revolving Credit Advance Rate shall not be increased pursuant to Section 1.5(c) of this Agreement.

	(d)	All of the conditions precedent to the making of the Loans

Generally, as set forth in Sections 1.2, 2.1 and 2.2 of the Loan Agreement, shall apply to the making of any of the Special Revolving Credit Advances except for the requirements of Sections 1.2(d) and (e) which shall not apply.

	1A.3	Special Provisions for Revolving Credit Advances

	(a)	Borrower shall not request, and Lender shall have no obligation to make, any Revolving Credit Advances during the period from the Special Revolving Credit Advance Closing Date through the Special Revolving Credit Advance Termination Date except for Special Revolving Credit Advances.

	(b)	The Clean-Up Period for the calendar year ending December 31,
2002 shall commence no earlier than September 1, 2002 even if all of the Special Revolving Credit Advances are paid in full before such date.

	(c)	The next Reappraisal Period shall commence no earlier than
December 1, 2002.

	(d)	Except as otherwise set forth in Section 1A.2(b) and (c), nothing contained in Section 1A.1 of this Agreement shall in any way change the terms of Lender's making of any Revolving Credit Advances during the calendar year ending December 31, 2003 or any subsequent calendar year."

1.3		Financial Covenants. Paragraph 4 of Schedule G to the Loan Agreement is
Amended in its entirety to read as follows:

	"4	Net Borrowing Availability. Borrower shall maintain at all
Times Net Borrowing Availability of not less than $3,000,000."

1.4		Fees. Schedule E to the Loan Agreement is amended by adding a new paragraph
7 as follows:

	"7.	SPECIAL REVOLVING CREDIT ADVANCE FEES: In
connection with Lender's agreement to make Special Revolving Credit Advances to Borrower under this Agreement, Borrower agrees to pay to Lender the following fees:

	(a)	A non-refundable additional fee of $100,000 (the "Special
Revolving Credit Advance Fee") payable and fully earned on the date of the execution and delivery of Amendment No. 1 to this Agreement; and

	(b)	A monitoring fee of $10,000 for any month in which there is a
Special Revolving Credit Advance outstanding, payable as of the first day in such month on which such Special Revolving Credit Advance is made."

ARTICLE II

REPRESENTATIONS AND WARRANTIES

The Credit Parties hereby represent and warrant to the Lender that:

2.1		Compliance with the Loan Agreement and Other Loan Documents. As of the execution of this Amendment, the Credit Parties are in compliance with all of the terms and provisions set forth in the Loan Agreement and in the other Loan Documents to be observed or performed by the Credit Parties, except where the failure of the Credit Parties to comply has been waived in writing by the Lender.

2.2		Representations in Loan Agreement and other Loan Documents. The representations and warranties of the Credit Parties set forth in the Loan Agreement and the other Loan Documents are true and correct in all material respects as of the date of this Amendment, except to the extent that any representation and warranty is expressly stated to relate to a specific earlier date, in which case, such representation and warranty is true and correct as of such earlier date.

2.3		Power and Authorization. The execution, delivery and performance by each

Credit Party of this Amendment and each of the other Loan Documents to which it is a party: (a) are within such Credit Party's power and authority; (b) have been duly authorized by all necessary or proper action; (c) are not in violation of any Requirement of Law or Contractual Obligation of such Credit Party (d) do not result in the creation or imposition of any Lien (other than Permitted Encumbrances) upon any of the Collateral; and (e) do not require the consent or approval of any Governmental Authority or any other Person.

2.4		Enforceable Obligations. This Amendment and each other Loan Document have been duly executed and delivered on behalf of each Credit Party that is a party thereto, and is the legal, valid and binding obligation of such Credit Party, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

ARTICLE III

MODIFICATION OF LOAN DOCUMENTS

3.1		Loan Documents. The Loan Agreement and each of the other Loan Documents are amended to provide that any reference to the Loan Agreement in the Loan Agreement or any of the other Loan Documents shall mean the Loan Agreement as amended by this Amendment, and as it is further amended, restated, supplemented or modified from time to time.

ARTICLE IV

CONDITIONS PRECEDENT

It shall be a condition precedent to the effectiveness of the amendments to the Loan

Agreement as set forth in Article I hereof (including, without limitation, the Lender's making of any Special Revolving Credit Advances to the Borrower), that each of the following conditions shall have been satisfied:

4.1		Documentation. The Lender shall have received an original of this Amendment duly executed by the Credit Parties.

4.2		Payment of Special Revolving Credit Advance Fee. The Borrower shall have paid to the Lender the Special Revolving Credit Advance Fee.  Upon the execution and delivery of this Amendment, the Borrower hereby authorizes the Lender to make a Special Revolving Credit Advance to the Borrower in the amount of $100,000 for the payment of the Special Revolving Credit Advance Closing Fee.

4.4		Representations and Warranties. All of the representations and warranties made by the Credit Parties in this Amendment and each of the Loan Documents shall be true and correct as of the Special Revolving Credit Advance Closing Date except to the extent that any such representation or warranty is expressly stated to relate to a specific earlier date, in which case, such representation and warranty shall be true and correct as of such earlier date.

4.5		Due Diligence. The Lender shall have successfully completed all due diligence of the Credit Parties and the Collateral as the Lender, in its sole discretion, shall deem necessary or appropriate and, following the completion of such due diligence, shall have elected in its discretion to approve the making of the Special Revolving Credit Advances pursuant to the Loan Agreement as amended hereby.

ARTICLE V

GENERAL

5.1		Full Force and Effect. As expressly amended hereby, the Loan Agreement and each of the other Loan Documents amended hereby shall continue in full force and effect in accordance with the provisions thereof.  As used in the Loan Agreement and each of the other Loan Documents amended hereby, "hereinafter", "hereto", "hereof" or words of similar import, shall, unless the context otherwise requires, mean the Loan Agreement or such other Loan Documents, as the case may be, in each as amended by this Amendment.

5.2		Applicable Law. This Amendment shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of North Carolina.

5.3		Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one and the same instrument.

5.4		Expenses. The Borrower shall reimburse the Lender for all fees and expenses

(legal or otherwise) incurred by the Lender in connection with the preparation, negotiation, execution and delivery of this Amendment and all other agreements and documents or contemplated hereby, and the closing of each of the transactions contemplated hereby, including without limitation, the Lender's legal fees and expenses, and the Lender's costs and expenses of obtaining the Special Revolving Credit Advance Inventory Appraisal.

5.5		Headings. The headings in this Amendment are for the purpose of reference only and shall not affect the construction of this Amendment.

5.6		Waiver of Jury Trial. THE CREDIT PARTIES AND THE LENDER EACH

WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AMENDMENT, THE LOAN AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.

[Signatures Begin on the Next Page]

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered on the date first above written.
Borrower:

ADAMS GOLF, LTD.

By:	Adams Golf GP Corp., its sole general partner

By:_/s/ Russell Fleischer_____________
Name: Russell Fleischer
Title: Vice President and Chief Financial Officer

Credit Parties:

ADAMS GOLF, INC.
ADAMS GOLF HOLDING CORP.
ADAMS GOLF GP CORP.
ADAMS GOLF R A C CORP.
ADAMS GOLF MANAGEMENT CORP.

By:_/s/ Russell Fleischer___________
Name: Russell Fleischer
Title: Vice President and Chief Financial Officer

ADAMS GOLF DIRECT RESPONSE, LTD.
ADAMS GOLF IP, L.P.

By: Adams Golf GP Corp., its sole general partner

By:_/s/ Russell Fleischer
Name: Russell Fleischer
Title: Vice President and Chief Financial Officer

Lender:

GENERAL ELECTRIC CAPITAL CORPORATION

By:__/s/ Malcolm Ferguson
Name:_Malcolm Ferguson
Title: Duly Authorized Signature